UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 11, 2014

DEALERTRACK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-734-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

On March 1, 2014, Dealertrack Technologies, Inc. (the “Company”) completed the acquisition of Dealer Dot Com, Inc. (“DDC”) by means of a merger of Derby Merger Corp., a wholly-owned subsidiary of the Company, with and into DDC, with DDC being the surviving corporation (the “Merger”).

The Company is filing as Exhibit 99.1 additional financial information for purposes of incorporation by reference in its Registration Statement on Form S-3 to be filed promptly after this filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

In connection with the Company’s Registration Statement on Form S-3, the unaudited combined condensed pro forma financial information of the Company for the six month period ended June 30, 2014, which have been prepared to give effect to the Merger, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The pro forma financial information is presented for informational purposes only and does not purport to represent what the Company's results of operations or financial position would have been had the transactions reflected occurred on the dates indicated or to project the Company's financial position as of any future date or the Company's results of operations for any future period. Additional financial statements regarding the Merger, including the audited consolidated financial statements and notes thereto of DDC for the year ended December 31, 2013 and the unaudited combined condensed pro forma financial information of the Company for the year ended December 31, 2013, are included in the Company’s Current Reports on Form 8-K/A filed on August 11, 2014 and May 13, 2014, respectively.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited combined condensed pro forma financial information of Dealertrack Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2014

Dealertrack Technologies, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited combined condensed pro forma financial information of Dealertrack Technologies, Inc.